        Nicholas-Applegate Institutional Investors Fund, LLC ("Company")
                                on behalf of the
   Nicholas-Applegate Emerging Countries Series ("Emerging Countries Series")
                                600 West Broadway
                                   30th Floor
                               San Diego, CA 92101

                                  June __, 2000


Brown Brothers Harriman & CO.
70 Water Street
Boston, MA  02109

Ladies and Gentlemen:

               Reference is made to the Foreign Custody Manager Delegation Agreement between Nicholas-Applegate Institutional Funds and Brown Brothers Harriman & Co. dated May 1, 1999, as amended ("Agreement").

               Pursuant to Section 12.3 of the Custodian Agreement dated May 1, 1999, as amended, we wish to amend the Agreement to add the Company on behalf of the Emerging Countries Series, as a party to the Agreement. The full list of series of the Nicholas-Applegate Institutional Fund and the series of the Company covered by the Agreement, under Appendix C of the Agreement, is hereby amended as attached to this Letter Agreement.

               Pursuant to Section 1 of the Agreement, we wish to amend
Schedule 1 of the Agreement to include the following countries: Morocco and South Africa.

               We also wish to amend the Agreement to interpret the use of the term "Fund" or "the Fund" to mean "Fund and Company" or "the Fund and the Company."

               Please indicate your acceptance of this amendment to the Agreement and Appendix C thereof by signing this Letter Agreement below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,


E. Blake Moore, Jr.
Secretary

AGREED:

Brown Brothers Harriman & Co.

By:
   ------------------------------------

Title:
      ---------------------------------

                                  APPENDIX "C"
                                       TO

         THE FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT ("Agreement")
                                     BETWEEN
         NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS ("Institutional Funds")
                                       AND
        NICHOLAS-APPLEGATE INSTITUTIONAL INVESTORS FUND, LLC ("Company")
                                       AND
                   BROWN BROTHERS HARRIMAN & CO. ("Delegate")

                            DATED AS OF JUNE __, 2000

THE FOLLOWING IS A LIST OF THE SERIES OF THE INSTITUTIONAL FUNDS FOR WHICH THE DELEGATE SHALL SERVE AS FOREIGN CUSTODY MANAGER UNDER THE AGREEMENT:

                    Nicholas-Applegate Worldwide Growth Fund
                    Nicholas-Applegate Global Blue Chip Fund
                 Nicholas-Applegate Global Growth & Income Fund
                    Nicholas-Applegate Global Techology Fund
                Nicholas-Applegate International Core Growth Fund
               Nicholas-Applegate International Small Growth Fund
                   Nicholas-Applegate Emerging Countries Fund
                       Nicholas-Applegate Pacific Rim Fund
                      Nicholas-Applegate Latin America Fund
                    Nicholas-Applegate Large Cap Growth Fund
                     Nicholas-Applegate Mid Cap Growth Fund
                    Nicholas-Applegate Small Cap Growth Fund
                     Nicholas-Applegate Mini Cap Growth Fund
                          Nicholas-Applegate Value Fund
                       Nicholas-Applegate Convertible Fund
                   Nicholas-Applegate Short Intermediate Fund
                    Nicholas-Applegate High Quality Bond Fund
                     Nicholas-Applegate High Yield Bond Fund
                   Nicholas-Applegate Global Health Care Fund

THE FOLLOWING IS A LIST OF SERIES OF THE COMPANY FOR WHICH THE DELEGATE SHALL SERVE AS FOREIGN CUSTODY MANAGER UNDER THE AGREEMENT:

                  Nicholas-Applegate Emerging Countries Series

IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAVE CAUSED THIS APPENDIX TO BE EXECUTED IN ITS NAME AND ON BEHALF OF EACH SUCH FUND OR SERIES AS INDICATED.


NICHOLAS-APPLEGATE INSTITUTIONAL
INVESTORS FUND, LLC (ON BEHALF OF
THE NICHOLAS-APPLEGATE EMERGING
COUNTRIES SERIES)


BY:
   --------------------------------

NICHOLAS-APPLEGATE INSTITUTIONAL
FUNDS ON (BEHALF OF EACH OF THE
FUNDS LISTED ABOVE)                          BROWN BROTHERS HARRIMAN & CO.


BY:                                          BY:
   --------------------------------             --------------------------------
    E. BLAKE MOORE, JR.                      NAME:
    SECRETARY                                     ------------------------------
                                             TITLE:
                                                   -----------------------------